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                                                                    Exhibit 16.1

February 22, 1999

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Gentlemen:

We have read Item 4 of Form 8-K dated February 16, 1999, of Jayhawk Acceptance Corporation and are in agreement with the statements contained in the first four paragraphs therein. We have no basis to agree or disagree with the fifth paragraph contained therein.

                                                /s/ ERNST & YOUNG LLP
                                                -----------------------
                                                Ernst & Young LLP